SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2004

SYNPLICITY, INC.

(Exact Name of the Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-31545	77-0368779
(Commission File Number)	(I.R.S. Employer Identification No.)

600 West California Avenue, Sunnyvale, California	94086
(Address of Principal Executive Offices)	(Zip Code)

(408) 215-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) On August 20, 2004, Synplicity, Inc. (“Synplicity”) issued a press release announcing the promotion of Gary Meyers to president and chief operating officer, effective immediately. Prior to his promotion, Mr. Meyers served as Synplicity’s western area sales manager from January 1998 until January 1999, vice president of north american sales from January 1999 until November 1999 and vice president of worldwide sales since November 1999. Mr. Meyers has served as an officer of Synplicity since April 2000. Mr. Meyers is 39 years old.

In March 2004, Synplicity entered into a change of control agreement with Mr. Meyers which provides that in the event all or substantially all of Synplicity’s assets are sold, or if Synplicity is a party to a merger as a result of which its shareholders own less than 50% of the surviving entity (each, a “Change of Control”), and the employment of Mr. Meyers is terminated without cause or constructively terminated without cause within 12 months after such Change of Control, all unvested stock issued to Mr. Meyers will immediately vest and become exercisable.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
99.1	Press Release dated August 20, 2004 of Synplicity, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2004

SYNPLICITY, INC.

By:	/s/ Bernard Aronson
Bernard Aronson
Chief Executive Officer and President

By:	/s/ Douglas S. Miller
Douglas S. Miller
Vice President of Finance and Chief Financial Officer

SYNPLICITY, INC.

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release dated August 20, 2004 of Synplicity, Inc.